Exhibit 99.1

More information:
Torrey Martin SVP, Communications and Corporate Development 203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. ANNOUNCES PRIVATE OFFER TO

EXCHANGE ITS OUTSTANDING 13.75%/14.50% SENIOR SECURED PIK/TOGGLE

NOTES DUE 2018 FOR NEW SERIES A WARRANTS

STAMFORD, Conn., May 7, 2014 — Affinion Group Holdings, Inc. (“Affinion Holdings”) announced today that on May 7, 2014, Affinion Holdings commenced an offer to exchange (the “Exchange Offer”) its outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Notes”) for its Series A Warrants (the “New Warrants) to purchase shares of its Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), as set forth in the table below. The purpose of the Exchange Offer is to reduce Affinion Holdings’ outstanding indebtedness, thereby providing it with additional flexibility to execute its strategic initiatives and grow its business.

Existing Notes to be Exchanged	CUSIP Nos.	Outstanding Aggregate Principal Amount (in millions)	Exchange Consideration Amount (in Principal Amount) for each $1,000 Principal Amount of Existing Notes Tendered on or Prior to the Expiration Time
Affinion Group Holdings, Inc.’s 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018	008294AC4 U0083TAB9 008294AD2	$292.8	Affinion Group Holdings, Inc.’s Series A Warrants to purchase 341.4322 shares of Affinion Group Holdings, Inc.’s Class B Common Stock (1)

(1)	Exchange Consideration per $1,000 principal amount of Existing Notes in the table above includes accrued and unpaid interest to, but not including, the Settlement Date (as defined below), assuming the Settlement Date is June 9, 2014. If the Settlement Date occurs after June 9, 2014, the number of New Warrants to be issued per $1,000 principal amount of Existing Notes in the table above will be greater, subject, in all cases, to the Exchange Offer Cap (as defined below).

In the Exchange Offer, Affinion Holdings is offering to exchange an amount of its obligations (consisting of principal and accrued but unpaid interest to, but not including, the Settlement Date) in respect of the Existing Notes equal to the difference between (i) $100.0 million and (ii) the aggregate purchase price paid in respect of New Warrants issued upon the exercise of pre-emptive rights pursuant to the Pre-Emptive Rights Offer (as defined below) (the “Exchange Offer Cap”). If Existing Notes having an aggregate principal amount plus accrued but unpaid interest to, but not including, the Settlement Date in excess of the Exchange Offer Cap are validly tendered and not properly withdrawn on or prior to the Expiration Date (as defined below), such tendered Existing Notes will be accepted by Affinion Holdings for exchange on a pro rata basis (based on principal amount of Existing Notes tendered) from each tendering holder. As further discussed below, assuming the Pre-Emptive Rights Offer is 100% subscribed, after giving effect to pre-emptive rights waivers by certain holders, it would result in approximately $27.1 million of cash proceeds that would reduce the Exchange Offer Cap.

Upon the terms and subject to the conditions of the Exchange Offer, including the Exchange Offer Cap, for Existing Notes accepted for exchange in the Exchange Offer, Eligible Holders (as defined below) that validly tender, and do not withdraw, their Existing Notes at or prior to the Expiration Time will receive New Warrants to purchase that number of shares of Class B Common Stock equal to (i) the principal of and accrued and unpaid interest to, but not including, the Settlement Date on such Existing Notes accepted for exchange, divided by (ii) $3.14. The consideration for the Existing Notes (including accrued and unpaid interest) that are accepted in the Exchange Offer set forth in the preceding sentence is referred to herein as the “Exchange Consideration.” Assuming the Settlement Date occurs on June 9, 2014, for each $1,000 principal amount of Existing Notes validly tendered at or prior to the Expiration Time and accepted by us after giving effect to the Exchange Offer Cap and any applicable pro ration, Eligible Holders will receive New Warrants to purchase 341.4322 shares of Class B Common Stock as the Exchange Consideration. The number of New Warrants constituting the Exchange Consideration for each $1,000 principal amount of Existing Notes validly tendered at or prior to the Expiration Time and accepted by us will be greater if the Settlement Date occurs after June 9, 2014 since the portion of the Exchange Consideration attributable to accrued and unpaid interest will be greater, subject, in all cases, to the Exchange Offer Cap. Existing Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 20, 2014, unless extended by us (such date and time, as the same may be extended, the “Withdrawal Deadline”), but not thereafter.

The Exchange Offer is open only to (i) holders who are “qualified institutional buyers,” (ii) holders who are institutional “accredited investors” and (iii) holders who are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders are referred to herein as “Eligible Holders”).

The Exchange Offer is scheduled to expire at 11:59 p.m., New York City time, on June 4, 2014 (as such date and time may be extended or earlier terminated, the “Expiration Time”). It is expected that the settlement date for the Exchange Offer (the “Settlement Date”) will be the third business day following the Expiration Time or as soon as practicable thereafter.

As previously announced, on April 28, 2014, certain holders of Existing Notes (the “Significant Holders”) entered into a support agreement (the “Support Agreement”) with Affinion Holdings. Pursuant to the Support Agreement, the Significant Holders agreed to tender approximately $57.5 million aggregate principal amount of Existing Notes in the Exchange Offer. The consummation of the Exchange Offer and the obligations of the Significant Holders to tender their Existing Notes in the Exchange Offer are subject to certain terms and conditions set forth in the Support Agreement.

In accordance with its obligations under the Warrantholder Rights Agreement (the “Warrantholder Rights Agreement”), dated as of December 12, 2013, by and among Affinion Holdings and the investors from time to time party thereto, and in connection with the offer of New Warrants in the Exchange Offer, on May 7, 2014, Affinion Holdings commenced a pre-emptive rights offer (the “Pre-Emptive Rights Offer”) to each such investor of the right to purchase with cash up to such investor’s pro rata share (as determined in accordance with the Warrantholder Rights Agreement) of approximately 31.8 million New Warrants at a purchase price equal to $3.14 per warrant to purchase one share of Class B Common Stock, pursuant to a pre-emptive rights notice (the “Pre-Emptive Rights Notice”). Certain holders have agreed to waive their pre-emptive rights with respect to the New Warrants to be issued in connection with the Exchange Offer and the Pre-Emptive Rights Offer, which waivers collectively have the effect of reducing the percentage of the total New Warrants that could be purchased by holders of pre-emptive rights from 88.4% to 27.1%, based on fully diluted pro forma shares of common stock outstanding (after giving effect to the exercise of the Series A Warrants (excluding the New Warrants), the Series B Warrants, and options and restricted stock units granted under Holdings’ management compensation and incentive plans) of approximately 179.6 million. Assuming the Pre-Emptive Rights Offer is 100% subscribed, after giving effect to these pre-emptive rights waivers by certain holders, it would result in approximately $27.1 million of cash proceeds that would reduce the Exchange Offer Cap.

Consummation of the Exchange Offer is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum (the “Offering Memorandum”) and the related letter of transmittal (the “Letter of Transmittal”). Such conditions include, among other things, (i) the receipt of consent of the requisite lenders to amend the definition of “Change in Control” in the senior secured credit facility of Affinion Group, Inc. and (ii) the Pre-Emptive Rights Offer shall have been consummated prior to, or concurrently with, the consummation of the Exchange Offer. Subject to the terms and conditions set forth in the Offering Memorandum and the Support Agreement, Affinion Holdings may waive any of these or any other conditions to the consummation of the Exchange Offer. The Exchange Offer is not subject to any minimum tender condition.

We currently expect that the deadline for holders to elect to participate in the Pre-Emptive Rights Offer will be May 29, 2014, which is the fifteenth business day after delivery of the Pre-Emptive Rights Notice required by the Warrantholder Rights Agreement. We will announce the initial results of the Pre-Emptive Rights Offer by press release as soon as practicable following the notice expiration time, which announcement may be after the Withdrawal Deadline.

The Exchange Offer is being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, each dated May 7, 2014. Only holders who certify to their status as “qualified institutional buyers,” institutional “accredited investors” or non-“U.S. persons,” each as defined under the Securities Act, and are Eligible Holders may receive copies of the Offering Memorandum and Letter of Transmittal and participate in the Exchange Offer. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum and Letter of Transmittal, should contact the Information and Exchange Agent for the Exchange Offer, D.F. King & Co., Inc., at (800) 431-9643 (Toll-Free), (212) 269-5550 (Dealers and Brokers) or affinion@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer is being made and the New Warrants are being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Warrants have not been registered under the Securities Act or under any state securities laws, and the New Warrants and the shares of Class B Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal. The Exchange Offer and the issuance of New Warrants are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and/or the Pre-Emptive Rights Notice.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,670 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., Affinion Group has approximately 3,925 employees and has marketing capabilities in 19 countries globally. Affinion Group holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, the completion of the proposed Exchange Offer, discussions regarding industry outlook, Affinion Holdings’ expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Holdings’ travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ substantial leverage, restrictions contained in its debt agreements, Affinion Holdings’ inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings with the SEC, including Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2013, and Affinion Holdings’ most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports.

Except as required by law, Affinion Holdings undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.